Securities and Exchange Commission
                      Washington, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): June 24, 1998

                             CV REIT, INC.
      (Exact name of registrant as specified in its charter.

    Delaware               1-8073                    59-0950354
 (State or Other     (Commission File Number)      (IRS Employer
 Jurisdiction of                                   Identification
 Incorporation)                                       Number)


      100 Century Boulevard, West Palm Beach, Florida 33417
       (Address of Principal Executive Offices) (zip code)

       Registrant's telephone number, including area code:
                        (407) 640-3155.


Item 2.  Acquisition or Disposition of Assets.

     On June 24, 1998, Marlton Plaza Associates II, L.P., a Delaware limited partnership ("Partnership"), consummated the acquisition of the Marlton Crossing Shopping Center - Phase I, located in Evesham Township, Burlington County, New Jersey, together with certain personal property and other interests related thereto (collectively, the "Property"). The Property consists of an approximately 151,745 square foot retail shopping center. Tenants of the Property include SuperFresh Supermarket, CVS Drug, Somnia Furniture and Champp's Restaurant. The Property is 98.34% occupied. The Property was acquired from Marlton Crossing Shopping Center Limited Partnership, a New Jersey limited partnership ("Contributor"), pursuant to the terms of a Contribution Agreement by and between Contributor and Montgomery CV Realty L.P., a Delaware limited partnership (the "Operating Partnership") which subsequently assigned all of its right, title and interest in and to the Contribution Agreement to Partnership (the "Agreement").

     The purchase price for the Property under the Agreement was Sixteen Million Fifty-Nine Thousand Dollars ($16,059,000) (the "Purchase Price"). The Purchase Price was funded in part by a loan in the amount of $11,650,000 (the "Loan") made by GMAC Commercial Mortgage Corporation ("GMAC") to Partnership pursuant to the terms of a Mortgage and Security Agreement dated as of June 24, 1998 (the "Loan Agreement").

     In connection with the Loan Agreement: (a) Partnership delivered a $11,650,000 Promissory Note to GMAC; and (b)
Partnership granted GMAC a first mortgage on the Property and a security interest in all of its personal property located on the Property.

     As a result of this acquisition by Partnership, the Registrant indirectly obtained an interest in the Property. The Registrant's ownership interest in the Property is held through Montgomery CV Realty Trust, a Delaware business trust of which Registrant is the one hundred percent (100%) beneficial owner (the "Trust"). The Trust holds the general partner interest in and approximately eighty-two percent (82%) of the limited partner interests in the Operating Partnership. The Operating Partnership is the sole member of Marlton Plaza II LLC, a Delaware limited liability company (the "LLC") which is the sole general partner of Partnership. The Operating Partnership is also the sole limited partner of Partnership.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired - Audited financial statements of the Property are not included in this report, and will be filed on or before August 8, 1998.

(b) Pro Forma Financial Information - Pro Forma information is not included in this report, and will be filed on or before August 8, 1998.

(c)  Exhibits

     2.1 Contribution Agreement dated May 29, 1998 by and between Marlton Crossing Shopping Center Limited Partnership and
Montgomery CV Realty L.P.

     2.2 Assignment and Assumption of Contribution Agreement dated June 22, 1998 by and between Montgomery CV Realty L.P. and
Marlton Plaza Associates II, L.P.

     2.3  Mortgage and Security Agreement dated as of June 24,
1998 by and between Marlton Plaza Associates II, L.P., as
Borrower, and GMAC Commercial Mortgage Corporation, as Lender.

     2.4 $11,650,000 Promissory Note dated as of June 24, 1998 from Marlton Plaza Associates II, L.P. to GMAC Commercial
Mortgage Corporation.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CV REIT, INC.
                                   (Registrant)

Date: July 7, 1998
                                  /s/ Louis P. Meshon, Sr.

                                   Louis P. Meshon, Sr.
                                   President and
                                   Chief Executive Officer





                          EXHIBIT INDEX


     2.1 tribution Agreement dated May 29, 1998 by and between Marlton Crossing Shopping Center Limited
          Partnership and Montgomery CV Realty L.P.

     2.2 Assignment and Assumption of Contribution Agreement dated June 22, 1998 by and between Montgomery CV Realty
          L.P. and Marlton Plaza Associates II, L.P.

     2.3  Mortgage and Security Agreement dated as of June 24,
          1998 by and between Marlton Plaza Associates II, L.P., as Borrower, and GMAC Commercial Mortgage Corporation, as Lender.

     2.4 $11,650,000 Promissory Note dated as of June 24, 1998 from Marlton Plaza Associates II, L.P. to GMAC
          Commercial Mortgage Corporation.